Exhibit 10.32




                                                      Mellon Corporate Financing
                                                           Mellon Gateway Center
                                                   3025 Chemical Road, Suite 300
                                                 Plymouth Meeting, PA 19462-1739

                                                           (610) 941-8401 Office
                                                              (610) 941-4136 FAX
                                                          brickley.lm@mellon.com
                                                          ----------------------

                                                                Liam M. Brickley
                                                                  Vice President
                                                               Mellon Bank, N.A.

September 24, 2001


Members of the NCO Bank Group

                                  Re: SEVENTH AMENDMENT to the Fifth Amended and Restated Credit Agreement, dated as of December 31, 1999 as previously amended among NCO Group, Inc. (the "Borrower"), Mellon Bank, N.A. as Administrative Agent and the Lenders referred to therein (the "Current Credit Agreement")

Dear Lenders:

The Borrower has requested an amendment (this "Seventh Amendment") to the Current Credit Agreement to permit treasury stock purchases.

Due to the recent price instability in the equity markets and the sharp decline in its stock price (from $30/sh on 7/01/01 to $15/sh on 9/21/01), management at the Borrower has requested that the bank group amend the Current Credit Agreement to allow the Borrower to repurchase up to one million shares of its common stock, subject to a maximum stock repurchase of $15MM, through 3/31/02. Stock repurchases after 3/31/02 will require a separate approval.

The Borrower has advised the Administrative Agent that at current market prices (approximately $15/sh) the proposed share repurchase would be at a multiple of 8.5x projected 2001 EPS and approximately 3.5x projected EBITDA.

In connection therewith, the Consolidated Fixed Charge Coverage Ratio(1) would be amended to reflect the impact of any share repurchases. With the exception of a change in the Consolidated Fixed Charge Coverage Ratio, there will be no change in the current financial covenants, including the Consolidated Net Worth Covenant.

Therefore, the following amendments shall be made to the Current Credit
Agreement:



----------------------
(1) The current definition reads as follows: "Consolidated Fixed Charge Coverage Ratio" for any period, with respect to Adjusted Consolidated NCO Group, shall mean the ratio of (i) Consolidated EBITDA minus Capital Expenditures for such period to (ii) the sum for such period of (a) Consolidated Interest Expense, (b) principal payments on Indebtedness and (c) Taxes, all as determined on a consolidated basis in accordance with GAAP.

1. Section 6.6 (Dividends and Related Distributions) is amended by adding the following phrase at the end thereof: "and (c) the Borrower may at any time and from time to time through March 31, 2002 repurchase up to one million shares of its common stock in the aggregate ("Share Repurchases") for an aggregate purchase price not to exceed $15,000,000 so long as no Default or Event of Default will exist at the time of any Share Repurchase or result from the Share Repurchase".

2.    The definition of "Consolidated Fixed Charge Coverage Ratio" in Section
      10.1 (Certain Definitions) is amended in its entirety to read as follows:

                  "Consolidated Fixed Charge Coverage Ratio" with respect to Adjusted Consolidated NCO Group, shall mean the ratio, calculated as of the end of each fiscal quarter for the 12-month period then ended, of (1) Consolidated EBITDA minus Capital Expenditures minus the amount of Share Repurchases for such 12-month period to (2) the sum for such 12-month period of (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Indebtedness plus (c) Taxes, all as determined on a consolidated basis in accordance with GAAP.

The preceding amendments will be effective upon receipt by the Administrative Agent of faxed or original counterpart signature pages from the Borrower and the Majority Lenders, and acknowledgements by the Guarantors. Subject to the modifications set forth herein (upon their effectiveness) the Credit Agreement and each of the other Loan Documents is hereby ratified and confirmed.

Please return the executed signature page for your respective institutions to the undersigned, via fax at (610) 941-4136, no later than 5:00PM, Tuesday September 25, 2001.

As always, feel free to call me (610) 941-8401 or e-mail me
(brickley.lm@mellon.com) with any questions that you may have.

Sincerely,

     MELLON BANK, as Administrative Agent, Issuer and Lender

     By:____________________
      Liam M. Brickley, Vice President
     Mellon Bank, N.A.
     Mellon Gateway Center
     3025 Chemical Road,  Suite 300
     Plymouth Meeting, PA  19422-1739

Agreed to by:

[NAME OF LENDER]


     _______________________



     Signature: ________________________

     By:  _____________________________

     Title: ____________________________

BORROWER:

    NCO GROUP, INC.


    By:____________________________
         Name:  Michael J. Barrist
         Title: President


Acknowledged by:

GUARANTORS:

    NCO FINANCIAL SYSTEMS, INC.
    NCO TELESERVICES, INC.
    NCO HOLDINGS, INC.
    NCO FUNDING, INC.
    FCA FUNDING, INC.
    ASSETCARE, INC.
    JDR HOLDINGS, INC.
    JDR RECOVERY CORPORATION
    COMPASS INTERNATIONAL SERVICES CORPORATION
    INTERNATIONAL ACCOUNT SYSTEMS, INC.
    DELIVERY VERIFICATION SERVICE, INC.
    COMPASS TELESERVICES, INC.
    NCO BENEFIT SYSTEMS, INC.



    By:____________________________
    Name:  Michael J. Barrist
    Title: President of each of the above
           entities on behalf of each of the
           above entities



    FINANCIAL COLLECTION AGENCIES, INC. (PUERTO RICO)
    FCA LEASING, INC.


    By:____________________________
    Name:  Steven Winokur
    Title: Treasurer of each of the above entities
    on behalf of each of the above entities